27 February 2007

Waat Media Corporation (k/n/a Twistbox Entertainment, Inc.)
14242 Ventura
Suite 300
Sherman Oaks
CA 91356
United States of America

FAO: Justin Richardson

Dear Sirs,

FURTHER LETTER OF AMENDMENT OF CONTRACT BETWEEN WAAT MEDIA CORPORATION ("CONTENT PROVIDER") AND VODAFONE UK CONTENT SERVICES LIMITED ("VCS")

The Content Provider and Vodafone Group Services Limited entered into a Master Global Content Reseller Agreement dated 17 December 2004 ("Original Agreement")and a content schedule dated 17 January 2005 ("Content Schedule").To implement the Original Agreement and the Content Schedule in the UK, VCS signed a Contract Acceptance Notice on 11 April 2005 (the Original Agreement, Content Schedule and Contract Acceptance Notice together the "Contract").

On 25 February 2006 VCS entered into an agreement with the Content Provider which provides that the Content Provider shall supply certain services to VCS ("Linking Agreement").The provision of such services by the Content Provider necessitates certain amendments to the Contract. Also on 25 February 2006, VCS, Vodafone Group Services and the Content Provider agreed by a letter ("the First Amendment Letter") to make amendments to the Contract with effect from that date, in respect of the relationship between the Content Provider and VCS in the UK only. VCS and the Content Provider have now agreed to amend the Contract in respect of the UK only as set out below:

1
Notwithstanding the date of this Letter, with effect from 1 January 2007, the Content Provider will pay VCS a minimum revenue guarantee of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] per month. Once the Gross Revenue (i.e., the aggregate amount derived from both the Original Agreement and the Linking Agreement) for a month exceeds [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2], then the Content Provider Revenue shall be [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2] of the Gross Revenue in excess of such amount. VCS and the Content Provider agree to discuss in good faith, between 1 April and 30 April 2007, whether these commercial terms are equitable and to adjust them accordingly.

2
In return for the payment of the minimum revenue guarantee in 1 above, VCS will additionally make available one dynamic module on the Vodafone Live! homepage to the Content Provider between the hours of 10 p.m. each night and 6 a.m. the following day for the Content Provider to promote the Content.

Vodafone UK Content Services Limited
Vodafone Content Services
Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England
Telephone: +44 (0)1635 33251, Facsimile: +44 (0)1635 686734

Registered Office: Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England, Registered in England No. 4064826

3	Save as varied by this Letter, the Contract shall continue in full force and effect and in the event of any conflict between its terms and this letter the terms of this letter shall prevail.

For the avoidance of doubt and unless otherwise provided in this Letter, the capitalised terms in this Letter shall have the same meaning as provided in the Contract.

Please confirm your agreement to this Letter by signing and returning the enclosed copy.

Yours sincerely

/s/ Al Russell

Al Russell
Head of UK Content & Messaging Services
E-mail: al.russell@vodafone.com

We hereby agree to the contents of this Letter.

EVP/ General Counsel
for and on behalf of
Waat Media Corporation (k/n/a Twistbox Entertainment, Inc.)
Dated: 28 February 2007

Vodafone UK Content Services Limited
Vodafone House, The Connection, Newbury, Berkshire RG14 2FN,
England
Telephone: +44 (0)1635 33251, Facsimile: +44 (0)1635 686181

Registered Office: Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England, Registered in England No. 4064826

*WE HAVE REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS CONTAINED IN THIS EXHIBIT. THE COPY FILED AS AN EXHIBIT OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.*